EXHIBIT 1-A

                            ARTICLES OF INCORPORATION
                                       OF
                             THE PORTUGAL FUND, INC.
                      ------------------------------------

                                    ARTICLE I

           THE UNDERSIGNED, Daniel Schloendorn, whose post office address is c/o Willkie Farr & Gallagher, One Citicorp Center, 53 East 53rd Street, New York, New York 10022, being at least eighteen years of age, does hereby act as an incorporator and form a corporation under any by virtue of the Maryland General Corporation Law.

                                   ARTICLE II

                                      NAME

           The name of the Corporation is THE PORTUGAL FUND, INC.

                                   ARTICLE III

                               PURPOSES AND POWERS

           The Corporation is formed for the following purposes:

           (1) To conduct and carry on the business of a closed-end investment company.

           (2) To hold, invest and reinvest its assets in securities and other investments or to hold part or all of its assets in cash.

           (3) To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

           (4) To do any and all additional acts and to exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

           The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.


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                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT

           The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Company Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Company Incorporated. The post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

                                    ARTICLE V

                                  CAPITAL STOCK

           (1) The total number of shares of capital stock that the Corporation shall have authority to issue is one hundred million (100,000,000) shares, of the par value of one tenth of one percent ($.001) per share and of the aggregate par value of one hundred thousand dollars ($100,000), all of which one hundred million (100,000,000) shares are designated Common Stock.

           (2) The Corporation may issue fractional shares. Any fractional share shall carry proportionately the rights of a whole share including, without limitation, the right to vote and the right to receive dividends. A fractional share shall not, however, have the right to receive a certificate evidencing it.

           (3) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the Bylaws of the Corporation, as from time to time amended.

           (4) No holder of stock of the Corporation by virtue of being such a holder shall have any right to purchase or subscribe for any shares of the Corporation's capital stock or any other security that the Corporation may issue or sell other than a right that the Board of Directors in its discretion may determine to grant.

           (5) The Board of Directors shall have authority by resolution to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock.

           (6) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in these Articles of Incorporation.




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                                   ARTICLE VI

                               BOARD OF DIRECTORS

           (1) The number of directors constituting the Board of Directors shall be as specified in the Bylaws or determined by the Board of Directors pursuant to the Bylaws, except that the number of Directors shall in no event be greater than nine (9). The names of the directors who shall act until the first annual meeting of shareholders or until their successors are duly chosen and qualified are:

                                Albert L. Zeisger
                             William W. Priest, Jr.
                                 Emilio Bassini

           (2) Beginning with the first annual meeting of stockholders held after the initial public offering of the share of the Corporation (the "initial annual meeting"), the Board of Directors shall be divided into three classes:
Class I, Class II and Class III. The terms of office of the classes of Directors elected at the initial annual meting shall expire at the times of the annual meetings of the stockholders as follows: Class I on the next annul meeting, Class II on the second next annual meeting and Class III on the third next annual meeting, or thereafter in each case when their respective successors are elected and qualified. At such subsequent annual election, the Directors chosen to succeed those whose terns are expiring shall be identified as being of the same class as the Directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. The number of Directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

           (3) A Director may be removed with or without cause, but only by action of the stockholders taken by the holders of at least sixty-six and two-thirds percent (66-2.3%) of the votes entitled to be cast.

           (4) In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

               (i) To make, alter or repeal the Bylaws of the Corporation, except as otherwise required by the Investment Company Act of 1940, as amended.

               (ii) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors.



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               (iii) Without the assent or vote of the stockholders, to
authorize the issuance from time to time of shares of the stock of any class of the Corporation, whether now or hereafter authorized and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

               (iv) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation.

               (v) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the laws of the State of Maryland, these Articles of Incorporation and the Bylaws of the Corporation.

           (5) Any determination made in good faith by or pursuant to the direction of the Board of Directors, with respect to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which the reserves or charges have been created has been paid or discharged), as to the value of any security owned by the Corporation or as to the determination of the net asset value of shares of any class of the Corporation's capital stock, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation of the Corporation shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


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                                   ARTICLE VII

                              CERTAIN TRANSACTIONS

           (1) Notwithstanding any other provision of these Articles of Incorporation, and subject to the exceptions provided in Paragraph (4) of this Article, the types of transactions described in Paragraph (3) of this Article shall require the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the votes entitled to be cast when a Principal Shareholder (as defined in Paragraph (2) of this Article) is a party to the transaction.

           (2) The term "Principal Shareholder" shall mean any corporation, person or other entity which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding shares of any class of stock of the Corporation and shall include any affiliate or associate, as such terms are defined in clause (ii) below, of a Principal Shareholder. For the purposes of this Article, in addition to the shares of stock which a corporation, person or other entity beneficially owns directly, (a) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding stock options granted by the Corporation) or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its "affiliate", or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on August 1, 1989, and (b) the outstanding shares of any class of stock of the Corporation shall include shares deemed owned through application of clauses (i0 and (ii) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

           (3)       This Article shall apply to the following transactions:

               (i) The merger, consolidation or share exchange of the Corporation or any subsidiary of the Corporation with or into any Principal Shareholder.

               (ii) The issuance of any securities of the Corporation to any
                    Principal Shareholder for cash.

               (iii) The sale, lease or exchange of all or any substantial part of the assets of the Corporation to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).


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               (iv) The sale, lease or exchange to the Corporation or any subsidiary thereof, in exchange for securities of the Corporation, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series or similar transactions within a twelve-month period).

           (4) The provision of this Article shall not be applicable to (i) any of the transactions described in Paragraph (3) of this Article if a majority of the Continuing Directors of the Corporation shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, (ii) any such transaction with any corporation of which a majority of the outstanding shares of all classes of stock normally entitled to vote in elections of directors is owned of record or beneficially by the Corporation and its subsidiaries, or (iii) any transaction involving the issuance of securities of the Corporation pursuant to a dividend reinvestment plan adopted by the Corporation. For purposes of this Paragraph, a "Continuing Director" is a Director of the Company who either was a member of the Board of Directors on the date of the closing of the initial public offering of the Corporation's common stock, or subsequently became a Director and whose election, or nomination for election by the Company's stockholders, was approved by a vote of a majority of the Continuing Directors then on the Board of Directors.

           (5) The Board of Directors shall have the power and duty to determine for the purposes of this Article on the basis of information known to the Corporation whether (i) a corporation, person or entity beneficially owns more than five percent (5%) of the outstanding shares of any class of stock of the Corporation, (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired or leased to or by the Corporation, or any subsidiary thereof, constitute a substantial part of the assets of the Corporation and have an aggregate fair market value of less than $1,000,000 and (iv) the memorandum of understanding referred to in Paragraph (4) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Article.

                                  ARTICLE VIII

                        CHANGE OF STRUCTURE; LIQUIDATION

           (1) The conversion of the Corporation from a "closed-end company" to an "open-end company," as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the Investment Company Act of 1940, as amended, shall require the affirmative vote of the holders of sixty-six and two -thirds percent (66-2/3%) of the votes entitled to be cast.



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           (2) The liquidation or dissolution of the Corporation shall require the affirmative vote of the holders of sixty-six and two-thirds percent 66-2/3%) of the votes entitled to be cast, provided that if a majority of the Continuing Directors, as that term is defined in Article VII, shall have approved the liquidation or dissolution of the Corporation, such action shall require the affirmative vote of a majority of the votes entitled to be cast.

                                   ARTICLE IX

                    LIMITATIONS ON LIABILITY; INDEMNIFICATION

           (1) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, nor director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

           (2) Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements, and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the full extent permissible under the Maryland General Corporation Law, the Securities Act of 1933 and the Investment Company Act of 1940, as such statutes are now or hereafter in force. In addition, the Corporation shall also advance expenses to its currently acting and its former directors and officers to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Board of Directors may be Bylaw, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

           (3) No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

           (4) References to the Maryland General Corporation Law in this Article are to that law as from time to time amended. No amendment to the charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the Amendment.



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                                    ARTICLE X

                                   AMENDMENTS

           (1) The Corporation reserves the right from time to time to make any amendment to its Articles of incorporation, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in its Articles of Incorporation, of any outstanding stock.

           (2) Notwithstanding Paragraph (1) of this Article or any other provision of these Articles of Incorporation, no amendment to these Articles of Incorporation of the Corporation shall amend, alter, change or appeal any of the provisions of Articles VI, VII, VIII or X unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the votes entitled to be cast.

           IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation or do hereby acknowledge that the adoption and signing are my act.

Dated:  the 9th day of August, 1989.



                                              /S/ DANIEL SCHLOENDORN
                                              -------------------------------
                                              Daniel Schloendorn,
                                                    Incorporator






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                                                                     EXHIBIT 1-B

                              ARTICLES OF AMENDMENT

                                       OF

                             THE PORTUGAL FUND, INC.

           THE PORTUGAL FUND, INC. (hereinafter referred to as the "Corporation"), a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

           FIRST: Article II of the Charter is hereby amended in its entirety to read as follows:

           The name of the corporation (which is hereinafter referred to as the "Corporation") is the "PROGRESSIVE RETURN FUND, INC."

           SECOND: The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors of the Corporation.

           IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on this 18th day of December, 2000.

                                           THE PORTUGAL FUND, INC.


                                           By:  /S/ RALPH W. BRADSHAW
                                              ----------------------------------
                                           Name:    Ralph W. Bradshaw
                                           Title:   President

WITNESS:


           /S/ FRANK MARESCA
Name:      Frank Maresca
Title:     Assistant Secretary


The Portugal Fund, Inc.
c/o Bear Stearns Funds Management Inc.
575 Lexington Avenue, 9th Floor
New York, New York 10022



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                                                                       EXHIBIT C


                             ARTICLES OF AMENDMENT

                                       OF

                         PROGRESSIVE RETURN FUND, INC.


           PROGRESSIVE RETURN FUND, INC. (hereinafter referred to as the "Corporation"), a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

           FIRST: Article II of the Charter is hereby amended in its entirety to read as follows:

           The name of the corporation (which is hereinafter referred to as the "Corporation") is the "PROGRESSIVE TOTAL RETURN FUND, INC."

           SECOND: The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors of the Corporation.

           IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on this ____th day of ____, 2002.

                                             PROGRESSIVE RETURN FUND, INC.



                                             By:  /s/ RALPH W. BRADSHAW
                                                  ---------------------
                                             Name:    Ralph W. Bradshaw
                                             Title:   President


WITNESS:


/S/ THOMAS R. WESTLE
--------------------
Name:  Thomas R. Westle
Title: Secretary







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                                                                     EXHIBIT 1-C
                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                          PROGRESSIVE RETURN FUND, INC.

           Progressive Return Fund, Inc. (hereinafter referred to as the "Corporation"), a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland:

FIRST: Article V Section (1) of the Articles of Incorporation is hereby amended in its entirety to read as follows:

           (1) The total number of shares of capital stock that the Corporation shall have authority to issue is one hundred million (100,000,000) shares, of the par value of one tenth of one percent ($0.001) per share and of the aggregate par value of one hundred thousand dollars ($100,000), all of which one hundred million (100,000,000) shares are designated Common Stock.

                     Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Corporation's common stock par value $0.001 per share, issued and outstanding immediately prior to the Effective Date (the "Pre-Split Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed (the "Reverse Stock Split") into 0.25 of one share of common stock par value $0.001 per share (the "Post Split Common Stock").

SECOND: The foregoing amendment to the Articles of Incorporation of the Corporation has been approved by the Board of Directors of the Corporation.

IN WITNESS THEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on this 19th day of April, 2002.

                                PROGRESSIVE RETURN FUND, INC.


                                By:       /S/ RALPH W. BRADSHAW
                                    -------------------------------------
                                Name:     Ralph W. Bradshaw
                                Title: President
WITNESS:

By:        /S/ THOMAS R. WESTLE
    --------------------------------------
Name:      Thomas R. Westle
Title:     Secretary


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